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                   [BERKSHIRE HILLS BANCORP, INC. LETTERHEAD]

                                  NEWS RELEASE
                   BERKSHIRE HILLS EXPECTS RECORD EPS IN 2008


PITTSFIELD, MA - January 31, 2008 - Berkshire Hills Bancorp (BHLB), parent of Berkshire Bank, conducted a conference call on January 25, 2008 to discuss highlights of the Company's fourth quarter and year-end financial results, along with guidance about expected 2008 financial results. President and Chief Executive Officer Michael P. Daly and Executive Vice President and Chief Financial Officer Kevin P. Riley participated in the call.

Berkshire announced that it expects record earnings per share of $2.16 in 2008, which represents a 50% increase over 2007 results of $1.44 per share. Earnings are expected to benefit from revenue growth exceeding 20%, reflecting the contributions of organic growth and recent acquisitions; 2007 revenues were also net of balance sheet restructuring charges. Earnings growth in 2008 is also expected to result from improved efficiencies, with the efficiency ratio declining to 61% or below, from around 63% in 2007.

The Company also discussed the decrease in delinquent loans and nonperforming assets in the most recent quarter. Management stated that current indications are that ongoing charge-offs will remain comparatively low in 2008. Management reported that the loan portfolio is sound, and reiterated that Berkshire has no subprime lending programs.

Additional information about 2007 results and guidance for 2008 is available from the replay of the conference call, which may be accessed from the Investor Relations link at the Company's Web site, www.berkshirebank.com. Some of the
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information discussed above is also available in the Company's earnings release dated January 24, 2007, and which is also available at the Company's Web site.

BACKGROUND
----------

Berkshire Hills Bancorp is the holding company for Berkshire Bank - AMERICA'S MOST EXCITING BANK(SM). Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts, Northeastern New York and Southern Vermont. The Bank is transitioning into a regional bank, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. For more information on Berkshire Hills Bancorp or Berkshire Bank, visit www.berkshirebank.com or call
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800-773-5601.

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FORWARD-LOOKING STATEMENTS
--------------------------

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These statements are based on the beliefs and expectations of management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: possible enactment of adverse governmental or regulatory policies; risks associated with continued diversification of assets; and adverse changes to credit quality. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby
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made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
---------------------------

This press release references materials that contain certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles ("GAAP"). The Company's management uses certain non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results, performance trends, and financial condition. These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables in the Company's earnings release. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends during the current fiscal period, and compared to the prior fiscal period. The core earnings measure is not intended to substitute for GAAP net income, but is an additional measure that the Company uses and believes is useful for understanding its operating results. During the third quarter of 2006, the Company identified charges related to the balance sheet repositioning and to the loan loss allowance adjustment as non-core in the computation of core earnings. The Company views these charges as infrequent and not specifically related to the Company's operating activities during the year. During the third quarter of 2007, the Company identified charges in conjunction with the acquisition of Factory Point Bancorp as non-core in the computation of core earnings.

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These charges included indirect merger costs and balance sheet deleveraging costs. Additionally, expense restructuring costs were deemed as non-core.

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CONTACTS
--------

David H. Gonci
Corporate Finance Officer
413-281-1973




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